EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (file numbers 333-01957, 333-01959, 333-59771, 333-34992, 333-34994, 333-34996, 333-111370, and 333-124845) on Form S-8 of our reports dated March 3, 2010 relating to the consolidated financial statements (which report expresses an unqualified opinion on those financial statements and includes explanatory paragraphs regarding the adoption of the provisions of FASB Accounting Standards Codification (“ASC”) Topic 810, Consolidation, as it relates to the adoption of the former FASB Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, on January 4, 2009, and FASB ASC 740, Income Taxes, as it relates to the adoption of the former FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48), adopted January 1, 2007) and financial statement schedule of Franklin Electric Co., Inc. and subsidiaries and the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Franklin Electric Co., Inc and subsidiaries for the year ended January 2, 2010.

/s/DELOITTE & TOUCHE LLP
Chicago, Illinois
March 3, 2010